                                                                    EXHIBIT 23.5


                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement, relating to $300,000,000 10% Senior Notes, on Form S-4 of our report of Schuylkill Holdings, Inc. dated April 25, 1995, (which expresses an unqualified opinion and includes an explanatory paragraph regarding the ability of the Company to continue as a going concern) appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

                                          Deloitte & Touche LLP

Baton Rouge, Louisiana
August 18, 1995

                                       4